CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement on Form F-10/A  of SilverCrest Metals Inc. (the "Company") our report dated March 11, 2019, relating to the consolidated financial statements for the year ended December 31, 2018 which appears in the Company's Annual Report on Form 40-F/A for the year ended December 31, 2019.

"DAVIDSON & COMPANY LLP"

Vancouver, Canada	Chartered Professional Accountants

June 8, 2020